SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2012

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the shareholders of LCNB was held on April 24, 2012.  At the meeting, the following items were voted on by the shareholders of LCNB:

1.

Electing two Class I directors for a three-year term; and

2.

Ratifying the appointment of J.D. Cloud & Co., LLP as the independent registered accounting firm for LCNB for the fiscal year ending December 31, 2012.

The following nominees were elected as Class I directors by the votes indicated below.  In addition to the votes reported below, there were 584,885 broker non-votes on the proposal for the election of directors.

Director	For	Withheld
Stephen P. Wilson	4,185,813	3,185
Spencer S. Cropper	4,185,813	3,185

The ratification of the appointment of J.D. Cloud & Co., LLP as the independent registered accounting firm for LCNB was approved by the votes indicated below.  There were no broker non-votes on this proposal.

For	Against	Abstained
5,317,532	4,155	22,533

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: April 27, 2012	By: /s/ Stephen P Wilson
Stephen P. Wilson Chairman & Chief Executive Officer